UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2026

DANAHER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 800W Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2026, Danaher Corporation (“Danaher”) issued €500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2028 (the “Floating Rate Notes”), €750,000,000 aggregate principal amount of 3.250% Senior Notes due 2030 (the “2030 Notes”), €750,000,000 aggregate principal amount of 3.625% Senior Notes due 2034 (the “2034 Notes”) and €1,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2038 (the “2038 Notes” and, together with the 2030 Notes and the 2034 Notes, the “Fixed Rate Notes” and the Fixed Rate Notes, together with the Floating Rate Notes, the “Notes”), in an underwritten offering pursuant to a registration statement on Form S-3 (File No. 333-278426) filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2024 (the “Registration Statement”) and a preliminary prospectus supplement and prospectus supplement filed with the Commission related to the offering of the Notes.

The Notes were issued under that certain indenture, dated December 11, 2007 (as amended to date, the “Base Indenture”), between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee (formerly known as The Bank of New York Trust Company, N.A.) (the “Trustee”), and that certain sixth supplemental indenture dated April 29, 2026 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between Danaher and the Trustee.

The Floating Rate Notes will mature on April 29, 2028, the 2030 Notes will mature on April 29, 2030, the 2034 Notes will mature on April 29, 2034 and the 2038 Notes will mature on April 29, 2038. Interest on the Floating Rate Notes will be paid quarterly in arrears on January 29, April 29, July 29 and October 29 of each year, beginning on July 29, 2026. Interest on the 2030 Notes, the 2034 Notes and the 2038 Notes will be paid annually in arrears on April 29 of each year, commencing on April 29, 2027.

At any time prior to March 29, 2030 (one month prior to the maturity date of the 2030 Notes), in the case of the 2030 Notes, January 29, 2034 (three months prior to the maturity date of the 2034 Notes), in the case of the 2034 Notes, or January 29, 2038 (three months prior to the maturity date of the 2038 Notes), in the case of the 2038 Notes (each such date, a “Par Call Date”), Danaher will have the right, at its option, to redeem any series of the Fixed Rate Notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of such Fixed Rate Notes to be redeemed (not including any portion of the payments of interest accrued and unpaid to and including the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined in the Indenture), plus 10 basis points, in the case of the 2030 Notes, 15 basis points, in the case of the 2034 Notes, and 15 basis points, in the case of the 2038 Notes, plus, in each case, accrued and unpaid interest on the Fixed Rate Notes being redeemed, if any, to, but excluding, the date of redemption.

In addition, on or after the applicable Par Call Date, Danaher will have the right, at its option, to redeem each series of the Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

If (1) Danaher does not consummate the proposed acquisition of Masimo Corporation (the “Masimo Acquisition”) on or prior to November 16, 2026 (or such later date to which the Agreement and Plan of Merger setting forth the terms of the Masimo Acquisition as in effect on April 29, 2026 (the “Merger Agreement”) may be extended in accordance with its terms), (2) the Merger Agreement is terminated prior to that date, or (3) Danaher otherwise notifies the Trustee that it will not pursue the consummation of the Masimo Acquisition, Danaher will be required to redeem, in whole and not in part, each series of the Fixed Rate Notes on the special mandatory redemption date (as such term is defined in the Indenture) at a redemption price equal to 101% of the aggregate principal amount of the Fixed Rate Notes outstanding, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

Upon the occurrence of a change of control triggering event (as such term is defined in the Indenture) with respect to the Notes, each holder of the Notes may require Danaher to repurchase some or all of its Notes at a purchase price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.

The Notes are general unsecured indebtedness of Danaher. The Notes rank equally in right of payment with all of Danaher’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Danaher may incur.

The Indenture contains certain covenants that limit the ability of Danaher to, among other things, (i) incur certain debt secured by liens, (ii) engage in sale and leaseback transactions and (iii) consolidate, merge or sell or otherwise transfer all or substantially all its assets.

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency-related defaults, Danaher’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The above description of the Base Indenture and the Sixth Supplemental Indenture is qualified in its entirety by reference to the Base Indenture and the Sixth Supplemental Indenture. The Base Indenture is filed as Exhibit 4.1 and the Sixth Supplemental Indenture is filed as Exhibit 4.2 hereto. Each of the foregoing documents is incorporated herein and into the Registration Statement by reference.

In connection with the offering of the Notes, Danaher is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes and certain related matters. Such opinion is incorporated by reference into the Registration Statement.

Item 8.01 Other Events

The Notes were sold pursuant to the terms of an underwriting agreement, dated April 22, 2026 (the “Underwriting Agreement”), among Danaher and Citigroup Global Markets Limited, Merrill Lynch International, Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC and the other underwriters party thereto.

Danaher received net proceeds of approximately €2.98 billion, after deducting the underwriting discounts and estimated offering expenses payable by Danaher. Danaher intends to use the net proceeds from the sale of the Notes to pay a portion of the cash consideration payable for, and certain costs associated with, the Masimo Acquisition. Danaher may also use a portion of the net proceeds from the sale of the Notes for general corporate purposes, which may include, without limitation and in Danaher’s sole discretion, refinancing of outstanding indebtedness, working capital, capital expenditures and satisfaction of other obligations.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith, unless otherwise indicated:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 22, 2026, among Danaher Corporation, Citigroup Global Markets Limited, Merrill Lynch International, Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC and the other underwriters party thereto.

4.1	Indenture, dated as of December 11, 2007, between Danaher Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 1.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2007).

4.2	Sixth Supplemental Indenture, dated as of April 29, 2026, between Danaher Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: April 29, 2026	By:	/s/ James F. O’Reilly
Name: James F. O’Reilly
Title: Senior Vice President, Secretary and Deputy General Counsel